UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

CATALYTICA ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ  85284
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (480) 556-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 10, 2007, Catalytica Energy Systems, Inc. (the “Registrant”), SCR-Tech LLC, a wholly-owned subsidiary of the Registrant (“SCR-Tech”), CESI-SCR, Inc., a wholly-owned subsidiary of the Registrant (“CESI-SCR” and collectively with the Registrant and SCR-Tech, the “Companies”), and William J. McMahon III entered into an employment agreement (the “Employment Agreement”), effective as of January 1, 2007 (the “Effective Date”).  The Employment Agreement replaces and supersedes in their entirety a letter agreement between the Registrant and Mr. McMahon dated as of March 16, 2005 and a Change of Control Severance Agreement between the Registrant, SCR-Tech and Mr. McMahon dated as of March 17, 2005, which governed Mr. McMahon’s employment with the Registrant prior to the Effective Date.

The Employment Agreement provides that Mr. McMahon will continue to serve as President of SCR-Tech and President of CESI-SCR.  In addition, Mr. McMahon will (i) receive an annualized base salary of $215,000 effective as of the Effective Date, and (ii) be eligible for an annual target bonus equal to 50% of his then base salary.

The Employment Agreement also provides Mr. McMahon with the following severance benefits:

•                  If Mr. McMahon’s employment with SCR-Tech is terminated involuntarily other than for cause at any time prior to an announcement of a change of control or on or after the date that is 24 months following a change of control or the announcement of a change of control, whichever comes later, then, Mr. McMahon will be entitled to receive:

•                  a cash payment equal to 100% of his then base salary; and

•                  subsidized COBRA premiums for himself and his eligible dependents for up to a maximum of 12 months.

•                  If Mr. McMahon’s employment is terminated involuntarily other than for cause at any time after an announcement of a change of control and prior to 24 months following a change of control or the announcement of a change of control, whichever comes later, then, Mr. McMahon will be entitled to receive:

•                  (A) 100% of the sum of his base salary and target bonus for the 12 months preceding the change of control (or if greater, the sum of his annualized base salary and his target bonus as of the date of the termination) if the amount of consideration payable in such change of control to the Companies or their stockholders (less certain amounts held by the Companies or their affiliates and intra-company debt in a change of control not involving the Registrant) is less than $5 million, (B) 150% of the sum of his base salary and target bonus for such period (or if greater, the sum of his annualized base salary and his target bonus as of the date of the termination) if the amount of such consideration is at least $5 million but less than $10 million, or (C) 200% of the sum of his base salary and target bonus for such period (or if greater, the sum of his annualized base salary and his target bonus as of the date of the termination) if the amount of such consideration is $10 million or more; and

•                  100% company-paid health, dental and life insurance coverage at the same level of coverage as was provided to him and his dependents immediately prior to the termination up to a maximum of two years from the date of his termination.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference in its entirety herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document
10.1

Employment Agreement, effective as of January 1, 2007, by and among Catalytica Energy Systems, Inc. (the “Registrant”), SCR-Tech LLC, a wholly-owned subsidiary of the Registrant, CESI-SCR, Inc., a wholly-owned subsidiary of the Registrant, and William J. McMahon III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ ROBERT W. ZACK
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: January 10, 2007

EXHIBIT INDEX

Exhibit Number	Document
10.1

Employment Agreement, effective as of January 1, 2007, by and among Catalytica Energy Systems, Inc. (the “Registrant”), SCR-Tech LLC, a wholly-owned subsidiary of the Registrant, CESI-SCR, Inc., a wholly-owned subsidiary of the Registrant, and William J. McMahon III